SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K



                          Current Report
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) June 5, 1997



               SPINTEK GAMING TECHNOLOGIES, INC.



                           California
         (State or other jurisdiction of incorporation)

           0-27226                               33-0134823
         (Commission                             (IRS Employer
         File Number)                         Identification No.)

 901 B Grier Drive , Las Vegas, Nevada                  89119
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (702) 263-3660










Item 5. Other events

On June 5, 1997, Spintek Gaming Technologies, Inc. (the "Company") received a Notice of Conversion ("Conversion") to convert 958 shares of the Company's Series A 4% Convertible Preferred Stock ("Preferred") from RBB Bank Aktiengesellschaft ("RBB"). Such Conversion will result in RBB receiving 4,919,658 new shares of the Company's common stock, par value $0.002 per share ("Common") and will increase the total shares of Common outstanding to 15,794,814 shares. The Conversion price is based on the five day average closing bid price of the Common for the five days ended prior to the date of
Conversion (June 4, 1997).   Upon the issuance of the new shares of Common  to
RBB, it will be the holder of 6,033,541 shares of Common, or approximately 38.2% of the total outstanding shares.

RBB is the holder of all of the outstanding Preferred, and will hold 7,313 shares after the Conversion. Such Preferred shares are convertible at the option of the RBB until December 31, 1999 under the same terms and conditions as those shares converted pursuant to this Conversion.


        Exhibits:
                 I.   Notice of Conversion
                 II.  Press Release

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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 6, 1997


                 SPINTEK GAMING TECHNOLOGIES, INC.

                 By: /s/ROBERT E, HUGGINS
                 Robert E. Huggins
                 Its: Chief Financial Officer

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